Exhibit 99.3
                                   VIACOM INC.

                      FORM OF NOTICE OF GUARANTEED DELIVERY

                    Unregistered 6.40% Senior Notes due 2006
    ($400,000,000 aggregate principal amount outstanding issued May 17, 2001)

                    Unregistered 6.625% Senior Notes due 2011
   ($1,000,000,000 aggregate principal amount outstanding issued May 17, 2001)
                                 ---------------

              Unconditionally guaranteed as to payment of principal
                    and interest by Viacom International Inc.
                   (a wholly owned subsidiary of Viacom Inc.)

                                 ---------------

         As set forth in the Prospectus dated , 2001 (the "Prospectus") of Viacom Inc. ("Viacom") and Viacom International Inc. (the "Guarantor") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept Viacom's offer to exchange up to $400,000,000 aggregate principal amount of 6.40% Senior Notes due 2006 and $1,000,000,000 aggregate principal amount of 6.625% Senior Notes due 2011 which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "exchange senior securities") for the outstanding unregistered $400,000,000 aggregate principal amount of 6.40% Senior Notes due 2006 and $1,000,000,000 aggregate principal amount of 6.625% Senior Notes due 2011 (collectively, the "unregistered senior securities"), respectively, if (i) certificates representing the unregistered senior securities to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such unregistered senior securities or other required documents to reach the Exchange Agent prior to the Expiration Date (as defined herein) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON      , 2001
(THE "EXPIRATION DATE") UNLESS THE OFFER IS EXTENDED BY VIACOM. TENDERS OF UNREGISTERED SENIOR SECURITIES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M,. NEW YORK CITY TIME, ON THE EXPIRATION DATE.

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                  To: Citibank, N.A., Principal Exchange Agent
                          By Hand or Overnight Courier:

                                 Citibank, N.A.
                           111 Wall Street, 15th Floor
                            New York, New York 10005
                       Attention: Agency & Trust Services

                           By Facsimile Transmission:
                                 (212) 825-3483

                              Confirm By Telephone:
                                 (800) 422-2066

         To: Kredietbank S.A. Luxembourgeoise, Luxembourg Exchange Agent
                          By Hand or Overnight Courier:

                        Kredietbank, S.A. Luxembourgeoise
                               43, Boulevard Royal
                                L-2955 Luxembourg
                     Attention: Corporate Trust and Agencies

                           By Facsimile Transmission:
                               (352) 47 97 73 951

                              Confirm By Telephone:
                                (352) 47 97 3933

Delivery of this instrument to an address, or transmission via facsimile with confirmation, other than to the exchange agents as set forth above will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the risk of the holder. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. You should read the instructions accompanying the letter of transmittal carefully before you complete this notice of guaranteed delivery.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tender(s) to Viacom, upon the terms and subject to the conditions of the exchange offer as set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amounts of unregistered senior securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

         The undersigned understands that tenders of unregistered senior securities will be accepted only in authorized denominations. The undersigned understands that tenders of unregistered senior securities pursuant to the exchange offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of unregistered senior securities may be withdrawn if the exchange offer is terminated or as otherwise provided in the Prospectus.

         The undersigned understands that the exchange of unregistered senior securities for exchange senior securities will only be made after receipt by the Exchange Agent within three (3) business days of the Expiration Date of: (i) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, (ii) certificates representing the unregistered senior securities covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such unregistered senior securities into the Exchange Agent's account at The Depository Trust Company, Euroclear or Clearstream Luxembourg, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and (iii) this Notice of Guaranteed Delivery together with any required documents.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


                            PLEASE SIGN AND COMPLETE


Principal Amount of Unregistered 6.40% Senior Notes due
2006 Tendered:*
               -----------------------------------------

Principal Amount of Unregistered 6.625% Senior Notes due
2011 Tendered:*                                             Date:
               -----------------------------------------         ---------------------------------------


                                                            Name(s) of Registered Holder(s):
                                                                                            ------------

Certificate No(s). of Unregistered Senior Securities (if    --------------------------------------------
available):
           ---------------------------------------------    --------------------------------------------
                                                            Address:
--------------------------------------------------------            ------------------------------------

--------------------------------------------------------    --------------------------------------------

                                                            --------------------------------------------
                                                            Area Code and Telephone No:
                                                                                       -----------------

If unregistered senior securities will be delivered by      Signature(s) of Registered Owner(s) or
book-entry transfer at The Depository Trust Company,        Authorized Signatory:
Euroclear or Clearstream Luxembourg, insert
Account No:
           ---------------------------------------------    --------------------------------------------

--------------------------------------------------------    --------------------------------------------

* Must be in denominations of principal amount of $1,000 and any integral multiple thereof.



This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of unregistered senior securities exactly as its (their) name(s) appear on certificates for unregistered senior securities or on a security position listing as the owner of unregistered senior securities, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name:
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Capacity:
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Address(es):
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            --------------------------------------------------------------------

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Do not send unregistered senior securities with this form. Unregistered senior securities should be sent to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal.

                                    GUARANTEE

                    (Not to be used for signature guarantee)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each Holder of unregistered senior securities on whose behalf this tender is being made "own(s)" the unregistered senior securities covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (b) represents that such tender of unregistered senior securities complies with such Rule 14e-4, and (c) guarantees that, within three (3) business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the unregistered senior securities covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such unregistered senior securities into the Exchange Agent's account at The Depository Trust Company, Euroclear or Clearstream Luxembourg, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

         The undersigned acknowledges that it must deliver the Letter of Transmittal and unregistered senior securities tendered hereby to the Exchange Agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.

Name of Firm:                                    Authorized Signature:
              ----------------------------                            ----------
Address:                                         Name:
        ----------------------------------            --------------------------
                                                 Title:
------------------------------------------             -------------------------


Area Code and Telephone No:
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